Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Announces Completion of Refinancing

Columbus, GA – April 27, 2012– Carmike Cinemas, Inc. (NASDAQ: CKEC) announced today the completion of its previously announced refinancing transactions, including its unregistered offering of $210 million aggregate principal amount of 7.375% Senior Secured Notes due 2019, pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended. Carmike also entered into a new $25 million senior secured revolving credit facility, which was undrawn at closing.

A portion of the net proceeds from the offering of the Senior Secured Notes was used to retire Carmike’s existing term loan and to pay fees and expenses associated with the offering. The remainder of the net proceeds are expected to be used for general corporate purposes. In connection with the refinancing, Carmike also terminated its existing $30 million revolving credit facility.

The Senior Secured Notes have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction. This news release shall not constitute an offer to sell or a solicitation of an offer to purchase the Senior Secured Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom, such an offer, solicitation or sale would be unlawful.

About Carmike Cinemas (www.carmike.com)

Carmike Cinemas, Inc. is a U.S. leader in digital cinema and 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. As of December 31, 2011, Carmike had 237 theatres with 2,254 screens in 35 states. Carmike’s digital cinema footprint reached 2,128 screens, including 210 theatres with 744 screens that are also equipped for 3-D. Carmike’s focus for its theatre locations is small to mid-sized communities.

Disclosure Regarding Forward-Looking Statements

This press release and other written or oral statements made by or on behalf of Carmike Cinemas, Inc. (the “Company”) contain forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding the use of proceeds from the Senior Secured Notes offering. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2011, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contact:

Robert Rinderman or Joseph Jaffoni	Richard B. Hare
J C I R—Investor Relations	Chief Financial Officer
212/835-8500 or ckec@jcir.com	706/576-3416